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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants

We hereby consent to the use in this Report on Form 8-K/A of our report dated March 1, 2000 relating to the financial statements of Altima Communications, Inc., which report appears in this Report on Form 8-K/A.


/s/ PricewaterhouseCoopers LLP

San Jose, California
November 8, 2000